Exhibit 10.2

EIGHTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of August 14, 2013, is entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (together with its successors and assigns, in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), the Lenders party hereto and the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain CREDIT AGREEMENT, dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, the Lenders, Administrative Agent, Collateral Agent and the other Agents and Arrangers named therein. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that each Lender agree to amend certain provisions of the Credit Agreement and consent to certain actions of the Borrower, pursuant to and in accordance with Section 9.08(b) of the Credit Agreement in the manner set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, each Incremental Term Loan Lender, which Lenders constitute Required Lenders and the majority in interest of the outstanding Loans, and the Agents are willing to agree to such consents and amendments relating to the Credit Agreement as more fully set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1. Amendment to Section 1.01: Definitions

(A) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical sequence:

“B Funding Commitment” shall have the meaning ascribed to such term in Section 2.01(c).

“Board of Directors” shall mean the board of directors of Borrower.

“Closing Fee” shall have the meaning ascribed to such term in Section 2.05(d).

“Eighth Amendment” shall mean that certain Consent and Eighth Amendment to Credit Agreement, dated as of August 14, 2013, by and among the Borrower, the Required Lenders party thereto, U.S. Bank National Association, as administrative agent and collateral agent, and the other Loan Parties signatory thereto.

“Eighth Amendment Closing Date” shall mean the Effective Date under and as defined in the Eighth Amendment.

“Incremental Term A Loan” shall mean an incremental term loan made on the Seventh Amendment Closing Date by the Incremental Term Loan Lenders to the Borrower pursuant to Section 2.01.

“Incremental Term B Loan” shall mean an incremental term loan made on the Eighth Amendment Closing Date by the Incremental Term Loan Lenders to the Borrower pursuant to Section 2.01.

“Incremental Term A Loan Commitment” shall mean, with respect to an Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make or otherwise fund an Incremental Term A Loan. The aggregate principal amount of the Incremental Term A Loan Commitment, as of the Seventh Amendment Closing Date prior to borrowing, is $8,000,000 and shall be funded in the manner set forth in Section 2.01. The allocations of the Incremental Term A Loan Commitments amongst the Incremental Term Loan Lenders shall be as separately notified in writing to the Administrative Agent.

“Incremental Term B Loan Commitment” shall mean, with respect to an Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make or otherwise fund an Incremental Term B Loan. The aggregate principal amount of the Incremental Term B Loan Commitment, as of the Eighth Amendment Closing Date prior to borrowing, is $12,500,000 and shall be funded in the manner set forth in Section 2.01. The allocations of the Incremental Term B Loan Commitments amongst the Incremental Term Loan Lenders shall be as separately notified in writing to the Administrative Agent.

“Incremental Term B Loan Maturity Date” shall mean September 30, 2013.

“Observer” shall have the meaning ascribed to such term in Section 5.21.

“Relevant Meetings” shall have the meaning ascribed to such term in Section 5.21.

(B) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Incremental Term Loan” shall mean the Incremental Term A Loans and the Incremental Term B Loans.

“Incremental Term Loan Commitment” shall mean the Incremental Term A Loan Commitment and the Incremental Term B Loan Commitment.

(C) The definition of “Incremental Term Loan Maturity Date” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the letter “A” immediately after the word “Term” therein.

1.2. Amendment to Article II: The Credits

(A) Section 2.01(a) of the Credit Agreement is hereby amended by:

(i)	deleting the word “and” from the end of clause (a)(ii) thereof and replacing it with “,”;

(ii)	by amending and restating the clause (a)(iii) as follows:

“subject in all cases to Section 2.01(b) below, each Incremental Term Loan Lender agrees, on a several basis, to make an Incremental Term A Loan to the Borrower on the Seventh Amendment Closing Date in a principal amount not to exceed its Incremental Term A Loan Commitment”; and

(iii)	by adding the following text to the end of the clause (a)(iii) as follows:

“ and (iv) subject in all cases to Section 2.01(c) below, each Incremental Term Loan Lender agrees, on a several basis, to make an Incremental Term B Loan to the Borrower on the Eighth Amendment Closing Date in a principal amount not to exceed its Incremental Term B Loan Commitment.”

(B) Section 2.01 of the Credit Agreement is hereby amended by adding a new Section 2.01(c) thereto as follows:

“(c) Incremental Term B Loan Funding. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (and without affecting any other provisions hereof), the funded portion of each Incremental Term B Loan to be made on the Eighth Amendment Closing Date by each Incremental Term Loan Lender (i.e., the amount advanced to the Borrower on the Eighth Amendment Closing Date) shall be equal to 100% of the principal amount of their Incremental Term B Loan (the “B Funding Commitment”) (it being agreed that the full principal amount of each Incremental Term B Loan will be deemed outstanding on the Eighth Amendment Closing Date and the Borrower shall be obligated to repay 100% of the principal amount of the Incremental Term B Loan as provided hereunder).”

(C) Section 2.03 of the Credit Agreement is hereby amended by replacing each instance of the words “Incremental Term Loans” in the last paragraph thereof with the words “Incremental Term A Loans”.

(D) Section 2.03 of the Credit Agreement is hereby amended by adding a new paragraph at the end of such Section as follows:

With respect to the Incremental Term B Loans, each Incremental Term Loan Lender shall make the amount of its B Funding Commitment available to the Administrative Agent, subject in all cases to the terms of Section 2.01(c), not later than 4:00 p.m. (New York City time) on the Eighth Amendment Closing Date by wire transfer of same day funds in dollars, at an office designated by the Administrative Agent. The Administrative Agent shall make the proceeds of such Incremental Term B Loan available to the Borrower on the Eighth Amendment Closing Date by causing an amount of same day funds in dollars equal to the proceeds of all such Incremental Term B Loans received by the Administrative Agent from Incremental Term Loan Lenders to be credited to the account of the Borrower at the office designated by the Administrative Agent or such other account as may be designated in writing to Administrative Agent by the Borrower.

(E) Section 2.04(a) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender made to the Borrower as provided in Section 2.11, (ii) the then unpaid principal amount of each Revolving Loan (including any Swingline Loan) of such Lender made to the Borrower on the Revolving Credit Maturity Date, (iii) the principal amount of each Incremental Term A Loan made to the Borrower on the Seventh Amendment Closing Date, as provided in Section 2.11(c) and (iv) the principal amount of each Incremental Term B Loan made to the Borrower on the Eighth Amendment Closing Date, as provided in Section 2.11(c).

(F) Section 2.05(d) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

The Borrower agrees to pay a fee to each Incremental Term Loan Lender in an amount equal to 15% of the outstanding principal amount of its Incremental Term B Loan (the “Closing Fee”) on September 30, 2013, solely to the extent such Incremental Term B Loan is not paid in full on or prior to September 30, 2013. If required to be paid, such Closing Fee shall be paid-in-kind and added to the principal amount of the Incremental Term B Loans on such date paid.

(G) Section 2.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) To the extent not previously paid, (i) all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment, (ii) all Incremental Term A Loans shall be due and payable on the Incremental Term A Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment and (iii) all Incremental Term B Loans shall be due and payable on the Incremental Term B Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(H) Section 2.12(c) of the Credit Agreement is hereby amended by replacing the words “, the Incremental Term Loan Maturity Date” with the words “, the Incremental Term A Loan Maturity Date, the Incremental Term B Loan Maturity date” in the last sentence of such Section.

(I) Section 2.12(e) of the Credit Agreement is hereby amended by (i) replacing the words “Incremental Term Loans” in each instance in which they appear with the words “Incremental Term A Loans” and (ii) replacing the words “Incremental Term Loan Maturity Date” in each instance in which they appear with the words “Incremental Term A Loan Maturity Date”.

1.3. Amendment to Article III: Representations and Warranties

(A) Section 3.13 of the Credit Agreement is hereby amended by inserting the letter “A” immediately after the word “Term” in the first line of the last paragraph thereof.

(B) Section 3.13 of the Credit Agreement is hereby amended by adding the following new paragraph at the end of such section as follows:

The Borrower will use the proceeds of the Incremental Term B Loans solely as follows: (i) up to $12,500,000 shall be used to make a contribution to LIFCO for the sole purpose of LIFCO making payment-in-full to Affirmative Insurance Company on account of the LIFCO Note, and (ii) to pay fees and expenses of (y) the Administrative Agent and its counsel in accordance with the terms of the Credit Agreement, and (z) any professional retained by the Incremental Term Loan Lenders (including, without limitation, the reasonable, invoiced fees and expenses of counsel to the Incremental Term Loan Lenders and the Financial Advisor) in accordance with the terms of the Credit Agreement.

1.4. Amendment to Article V: Affirmative Covenants

(A) Article V of the Credit Agreement is hereby amended by adding a new Section 5.21 as follows:

5.21. Board Observer. The Incremental Term Loan Lenders shall have the right to designate one representative (the “Observer”) to attend (to the extent provided below) all meetings of (i) the Board of Directors of the Borrower, (ii) the Board of Directors of each of the Borrower’s material subsidiaries and (iii) any committee of any such Board of Directors, in the case of clauses (ii) and (iii), solely to the extent such committee or Board of Directors has been delegated (a “Board Delegation”), directly or indirectly, material decision-making authority by the Board of Directors of the Borrower (collectively, the “Relevant Meetings”) as a non-voting observer by notifying the Borrower in writing or by directing the Administrative Agent in writing to notify the Borrower in writing of such designation; provided, however, that the Borrower shall provide prior written notice to the Incremental Term Loan Lenders of any such Board Delegation. The Observer shall be entitled to (i) prior written notice of all Relevant Meetings in the same manner and with the same amount of advance notice that is provided to all other members of the Board of Directors of the Borrower, its material subsidiaries and any committees of such Board of Directors in connection with such Relevant Meetings, (ii) receive all materials (which, for the avoidance of doubt, shall exclude legal materials) provided to members (contemporaneously with other members’ receipt of such materials) of the Board of Directors of the Borrower, its material subsidiaries and any committees of such Board of Directors in connection with such Relevant Meetings, (iii) attend (whether in person, by telephone, or otherwise) all Relevant Meetings as a non-voting observer, and (iv) receive reimbursement for reasonable fees and expenses incurred in connection with attending such Relevant Meetings; provided further, that the Borrower reserves the right to exclude such Observer from access to any materials or meetings or portions thereof (only if the Observer is notified of such withholding) if the Board of Directors votes in good faith after advice of outside legal counsel, that such exclusion is necessary (taking into account any confidentiality agreements that such Observer has executed or is willing to execute) to properly exercise its fiduciary duties or maintain attorney-client privilege. The Borrower shall cooperate with the Observer in good faith to limit to the maximum extent reasonably possible the degree to which the Observer will be excluded from such portions of such meetings or receiving such materials. Such Observer shall be removed upon the earlier of the Incremental Term Loan Lenders (x) providing written notice to the Borrower or (y) directing the Administrative Agent in writing to notify the Borrower in writing.

2. CONSENT; DIRECTION.

2.1. The Incremental Term Loan Lenders, in their capacity as Required Lenders, and not in their capacity as Incremental Term Loan Lenders, consent to the change in the provisions of the Credit Agreement pursuant to Section 9.08(b) of the Credit Agreement.

2.2. Pursuant to Article VIII of the Credit Agreement, the undersigned Incremental Term Loan Lenders, constituting the Required Lenders, hereby authorize and direct the Administrative Agent and the Collateral Agent to execute, enter into and perform this Amendment and such other ancillary documents executed in connection herewith. Each of the undersigned Lenders expressly acknowledges that neither any Agent nor any of its respective Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender.

3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

3.1. Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement, as amended hereby.

3.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

3.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby).

3.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party hereto and is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Borrower’s Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

3.5. No Default or Event of Default. After giving effect to this Amendment and excluding any Events of Default described in that certain Forbearance and Waiver Agreement, dated as of March 29, 2013, by and among the Borrower, the Guarantors, the Agents and the Lenders party thereto (as amended, restated, supplemented or otherwise modified, the “Forbearance Agreement”) and all other matters previously disclosed in writing to all of the Required Lenders on or prior to the date hereof (collectively with the matters described in the Forbearance Agreement, the “Excluded Matters”), no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

3.6. Representations and Warranties. After giving effect to this Amendment and excluding the Excluded Matters, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the Effective Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date, provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof.

4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective as of August 14, 2013 (the “Effective Date”) immediately upon delivery to the Agents of executed counterparts hereof by each Loan Party and each Incremental Term Loan Lender (by hand delivery, mail, telecopy or other electronic transmission), upon the satisfaction or the waiver by the Required Lenders of the following conditions:

4.1. Illinois Department of Insurance Filings. The Required Lenders shall have received all drafts of Affirmative Insurance Company’s DRRR forms (and all supplements thereto) described in that certain letter, dated July 22, 2013, addressed to the Borrower from the Illinois Department of Insurance, such forms and supplements to be in the form in which they are to be filed.

4.2. Fees. The Administrative Agent and the primary counsel to the Incremental Term Loan Lenders shall have received all invoiced, reasonable out-of-pocket fees and expenses due and payable on or prior to the Eighth Amendment Closing Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Documents (including, without limitation, the reasonable fees and out-of-pocket expenses of Stroock & Stroock & Lavan LLP and Pillsbury Winthrop Shaw Pittman LLP).

4.3. Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

4.4. SEC Filings. The Loan Parties shall have provided to the Required Lenders a draft of the filing on form 10-Q to be filed on or around August 15, 2013 with the Securities and Exchange Commission prior to the filing thereof.

4.5. Organizational Documents; Incumbency. The Required Lenders (with a copy to the Administrative Agent) shall have received (i) to the extent received by the Loan Parties by 10:30 a.m. (New York time) on the Effective Date, copies of the each Loan Party’s organizational documents, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment as of the Eighth Amendment Closing Date, certified as of such date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) to the extent received by the Loan Parties by 10:30 a.m. (New York time) on the Effective Date, a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, in each case, dated as of the Eighth Amendment Closing Date or a recent date prior to the Eighth Amendment Closing Date; provided, that such deliverables in clauses (i) and (iv) above will be delivered promptly upon receipt to the extent not provided by such time. In lieu of the deliverables contemplated by clauses (i) and (ii) above, the applicable Loan Party may instead provide a certificate dated as of the Eighth Amendment Closing Date certifying that there have been no changes to the documents delivered to the Administrative Agent on the Eighth Amendment Closing Date (or such later date as the applicable Loan Party became party to the Loan Documents applicable to it).

4.6. Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true in all material respects provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof.

Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objections.

5. CONDITIONS SUBSEQUENT.

5.1. Professional Fee Escrow Account. The Administrative Agent shall transfer from the Borrower’s account maintained with the Administrative Agent to an escrow account with Stroock & Stroock & Lavan LLP, any excess proceeds of the Incremental Term B Loans not used as set forth in clause (i) of the last paragraph of Section 3.13 of the Credit Agreement, which funds in such account shall be released to the Borrower at the sole discretion of the Incremental Term Loan Lenders for the purpose of paying the reasonable and invoiced fees and out-of-pocket expenses of professionals retained by the Incremental Term Loan Lenders (including, without limitation, the fees and expenses of counsel to the Incremental Term Loan Lenders and the Financial Advisor) with such direction to be given when such amounts are due and payable. To the extent that such proceeds are not used for the payment of such fees and expenses, they shall be applied against the outstanding Incremental Term B Loans.

5.2. Certificate from Illinois Department of Insurance. The Borrower shall have received (and delivered to the Required Lenders, with a copy to the Administrative Agent), within fifteen (15) calendar days following the Eighth Amendment Closing Date, a certificate (or other confirmatory evidence reasonably satisfactory to the Incremental Term Loan Lenders) from the Illinois Department of Insurance indicating that the Incremental Term Loan Commitment satisfies the Borrower’s regulated insurance subsidiary’s reserve requirement under the Illinois Insurance Code as of June 30, 2013.

6. RELEASE AND WAIVER. The Loan Parties hereby (i) release, acquit, and forever discharge the Agents and each of the Lenders signatory hereto, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of such Agents and Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which the Loan Parties may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Agents or the Lenders existing or occurring prior to the date of this Amendment, in each case arising with respect to the Credit Agreement or the other Loan Documents and (ii) waive any and all claims, counterclaims, causes of action, offsets, rights of recoupment, defenses and demands, whether known or unknown, arising on or before the date of this Amendment, in each case under or with respect to any of the Loans or Obligations or under any of the Loan Documents; provided, that, such releases and waivers described in (i) and (ii) above shall not be applicable with respect to any claims, counterclaims, causes of action, offsets, suits, debts, liens, obligations, liabilities, losses, costs, expenses, demands, defenses or rights of recoupment resulting primarily from the gross negligence or willful misconduct of the Agents or the Lenders as determined by a court of competent jurisdiction by final and nonappealable judgment. The provisions of this Section 6 shall be binding upon the Borrower and each of the other Loan Parties, if any, and shall inure to the benefit of Agents, the Lenders and their respective subsidiaries, affiliates, stockholders, officers, directors, agents, employees, representatives, attorneys, executors, administrators, successors and assigns.

7. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended, waived and modified hereby. Except as expressly amended, waived and modified hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

8. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents to which it is a party is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

9. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document, in each case except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

11. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any waiver, consent or amendment to any of the provisions of any Loan Document.

12. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Consent and Eighth Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.,
as Borrower

By:	/s/ Joseph G. Fisher
	Name:	Joseph G. Fisher
	Title:	EVP

LOAN PARTIES:
AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC.
AFFIRMATIVE PROPERTY HOLDINGS, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
A-AFFORDABLE INSURANCE AGENCY, INC.
AFFIRMATIVE INSURANCE SERVICES, INC. (f/k/a AFFIRMATIVE INSURANCE SERVICES OF TEXAS, INC.)
DRIVER’S CHOICE INSURANCE SERVICES, LLC
INSUREONE INDEPENDENT INSURANCE AGENCY, LLC
USAGENCIES, L.L.C.
LIFCO, L.L.C.
USAGENCIES MANAGEMENT SERVICES, INC.
AFFIRMATIVE RETAIL, INC.
AFFIRMATIVE PREMIUM FINANCE HOLDINGS, INC.
AFFIRMATIVE PREMIUM FINANCE, INC.

By:	/s/ Joseph G. Fisher
	Name:	Joseph G. Fisher
	Title:	EVP

US BANK NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

The Lender acknowledges and agrees that this signature page shall be fully valid and binding upon the Lender upon its execution and delivery by the Lender to the Administrative Agent and may not thereafter be revoked, terminated or cancelled by the Lender.

[LENDER] as Required Lender

By:
Name:
Title: